UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

333 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                    On January 20, 2009, at a regularly scheduled meeting of the board of directors (the "Board") of Chemical Financial Corporation (the "Company"), the Board approved amendments to the Company's Bylaws to provide for delivery of notice of shareholder meetings, and permit shareholder authorization of proxies, by electronic transmission. The amendments to the Bylaws were effective on January 20, 2009.

                    Article IV, Section 4.04 of the Bylaws was amended to provide for delivery of notice of shareholder meetings by electronic transmission if authorized by the Board and in a form to which a shareholder has consented. "Electronic transmission" means any form of communication that does not directly involve the physical transmission of paper, that creates a record that may be retained and retrieved by the recipient and that may be reproduced in paper form by the recipient through an automated process.

                    Article IV, Section 4.08 of the Bylaws was amended to permit shareholder authorization of proxies by electronic transmission. In addition to a written authorization, a shareholder may authorize a person to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission.

                    The above description is qualified in its entirety by reference to the full text of the Bylaws filed with this report as Exhibit 3.2, which is here incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		3.2	Bylaws (as amended through January 20, 2009).

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 23, 2009	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

3.2
Bylaws (as amended through January 20, 2009).